Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169972 and No. 333-173914) and Form S-3 (No. 333-170887) of Art’s-Way Manufacturing Co., Inc. of our report dated February 25, 2013, related to the financial statements of Universal Harvester Co., Inc. as of December 31, 2011 and for the fiscal year ended December 31, 2011, included in this Current Report of Art’s-Way Manufacturing Co., Inc. on Form 8-K/A filed February 25, 2013.

/s/ Eide Bailly LLP

Fargo, North Dakota

February 25, 2013